RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE
BIORESTORATIVE THERAPIES, INC.
2021 STOCK INCENTIVE PLAN

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of March 18, 2021 (the “Grant Date”) by and between BioRestorative Therapies, Inc., a Delaware corporation (the “Company”), and Francisco Silva (the “Participant”).

1. Grant of Restricted Stock Units.
1.1
Pursuant to Section 8.4 of the Plan, the Company hereby grants to the Participant on the Grant Date an Award consisting of, in the aggregate, 586,958,987 Restricted Stock Units (the “Restricted Stock Units”). The Restricted Stock Units are being granted pursuant to the Section 8.4 of the BioRestorative Therapies, Inc. 2021 Stock Incentive Plan (the “Plan”). Each Restricted Stock Unit represents the right to receive one Share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan.

1.2
The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

1.3
Consideration; Subject to Plan. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan..

2. Vesting.
2.1
Except as otherwise provided herein, provided that the Participant does not have a Termination of Service prior to the applicable vesting date, the Restricted Stock Units will vest in accordance with the following schedule (the period during which restrictions apply, the “Restricted Period”):

Vesting Date	Percentage of Restricted Stock Units That Vest (Cumulative)
One-Year Anniversary of Grant Date	33-1/3%
Two-Year Anniversary of Grant Date	66-2/3%
Three-Year Anniversary of Grant Date	100%
Once vested, the Restricted Stock Units become “Vested Units.”
2.2
The foregoing vesting schedule notwithstanding, in the event of the Participant’s  involuntary Termination of Service by the Company without Cause, 100% of the unvested Restricted Stock Units shall vest as of the date of such termination.

2.3
The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control, 50% of the unvested Restricted Stock Units shall vest as of the date of the Change in Control and the remainder shall vest upon the one-year anniversary of the Change in Control, unless previously vested under Section 2.1. In the event of the Participant’s involuntary Termination of Service without Cause following a Change in Control, 100% of the unvested Restricted Stock Units shall vest as of the date of such termination.

3. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 5, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.
4. Rights as Shareholder; Dividend Equivalents.
4.1
The Participant shall not have any rights of a shareholder with respect to the Shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such Shares of Common Stock.

4.2
Upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the Shares of Common Stock underlying the Restricted Stock Units unless and until such Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

4.3	The Participant shall not be entitled to any Dividend Equivalents with respect to the Restricted Stock Units to reflect any dividends payable on shares of Common Stock.
5. Settlement of Restricted Stock Units.
5.1
Promptly following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall (a) issue and deliver to the Participant the number of Shares of Common Stock equal to the number of Vested Units; and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Participant.

5.2
If the Participant is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the Restricted Stock Units upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death.

5.3
To the extent that the Participant does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Participant has no right or interest in any Restricted Stock Units that are forfeited.

6. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s employment or service at any time, with or without Cause.
7. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 11.2 of the Plan.
8. Tax Liability and Withholding.
8.1
The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)	tendering a cash payment.
(b)
authorizing the Company to withhold Shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock Units; provided, however, that no Shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.

(c)	delivering to the Company previously owned and unencumbered Shares of Common Stock.
8.2
Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

8.3
Convertible Note.  Upon the settlement of Vested Units for Shares under Section 5, the Company shall issue to the Participant a note in an amount equal to the estimated federal and state taxes due as a result of such settlement (the “Tax Amount”). The Committee shall have full authority in its discretion to determine the Tax Amount. Any such note shall be in the principal amount of the Tax Amount and 10% compound interest thereon shall accrue and become payable upon the Expiration Date. The Company shall have the right to prepay the note at any time. In addition, the Company shall have the right at any time to convert all amounts due pursuant to the note into Shares of Common Stock at a conversion price equal to Fair Market Value at the time the Company exercises its conversion right; provided, however, that as a condition to the Company’s exercising its conversion right, the Company’s Common Stock be listed on a stock exchange, including Nasdaq, unless the Participant waives such requirement.

8.4
The Company shall promptly, and in no event later than thirty (30) days after the vesting date, undertake reasonable best efforts to ensure that the Shares delivered to the Participant under this Agreement may be sold without restriction (other than restrictions applicable to affiliates of the Company) pursuant to a registration statement filed by the Company with the Securities Exchange Commission under the Securities Act of 1933, as amended, which registration statement shall remain effective for a period of not less than 180 days.

9. Compliance with Law. The issuance and transfer of Shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No Shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
10. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
11. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
12. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
13. Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
14. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.
15. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
16. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.
17. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement without the Participant’s consent.
18. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
19. No Impact on Other Benefits. The value of the Participant's Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
21. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the date first above written.

BIORESTORATIVE THERAPIES, INC.:

Lance Alstodt
President & CEO

PARTICIPANT:

Francisco Silva